                                                                  EXHIBIT (h)(8)

                         ADDENDUM TO AGENCY AGREEMENT
                         ----------------------------

     The Agency Agreement, made the 1st day of July, 1990 and subsequently amended on January 4, 1994, August 15, 1994 and November 20, 1995, December 18, 1998, August 27, 1999, and January 28, 2000 by and between PACIFIC SELECT FUND ("Fund"), a Massachusetts business trust having its principal place of business at 700 Newport Center Drive, Newport Beach, CA 92660, and PACIFIC LIFE INSURANCE COMPANY ("Pacific Life"), a California Corporation, having its principal place of business at 700 Newport Center Drive, Newport Beach, California 92660 (the "Agreement") is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement ("Addendum"), which is made this 14th day of August, 2000.

                                 WITNESSETH:

     WHEREAS, pursuant to the Agreement, the Fund has appointed Pacific Life as Transfer Agent and Dividend Disbursing Agent and Pacific Life has accepted such appointment; and

     WHEREAS, the Fund currently consists of twenty-one separate series designated as the Money Market Portfolio, Managed Bond Portfolio, High Yield Bond Portfolio, Government Securities Portfolio, Growth Portfolio, Equity Income Portfolio, Multi-Strategy Portfolio, International Portfolio, Equity Index Portfolio, Growth LT Portfolio, Equity Portfolio, Bond and Income Portfolio, Aggressive Equity Portfolio and Emerging Markets Portfolio, Large-Cap Value Portfolio, Mid-Cap Value Portfolio, REIT Portfolio, Small-Cap Equity Portfolio, Diversified Research Portfolio, International Large-Cap Portfolio, and I-Net Tollkeeper Portfolio (each referred to as a "Series" in the Agreement, and hereinafter referred to as a "Portfolio"); and

     WHEREAS, the Fund intends to establish additional Portfolios from time to time; and

     WHEREAS, the Fund desires to appoint Pacific Life as Transfer Agent and Dividend Disbursing Agent for the additional Portfolios on the terms set forth in the Agreement;

     WHEREAS, Pacific Life is willing to accept such appointment;

     NOW THEREFORE, the parties agree that Pacific Life shall serve as Transfer Agent and Dividend Disbursing Agent for each of the Portfolios listed on the Schedule of Portfolios which is attached hereto and made a part thereof. The Schedule of Portfolios is effective June 21, 2000. In the future, the parties may add new portfolios to the Agreement by amending the Schedule of Portfolios in writing.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.


                              PACIFIC SELECT FUND


Attest: /s/ Audrey L. Milfs            By: /s/ Thomas C. Sutton
-------------------------------------     ------------------------------------
Name:  Audrey L. Milfs                 Name:  Thomas C. Sutton
Title: Secretary                       Title: Chairman of the Board,
                                              Trustee and President



                        PACIFIC LIFE INSURANCE COMPANY


Attest: /s/ Audrey L. Milfs            By: /s/ Thomas C. Sutton
-------------------------------------     -----------------------------------
Name:  Audrey L. Milfs                 Name:  Thomas C. Sutton
Title: Secretary                       Title: Chairman & CEO



Attest: /s/ Audrey L. Milfs            By: /s/ Glenn S. Schafer
-------------------------------------     -----------------------------------
Name:  Audrey L. Milfs                 Name:  Glenn S. Schafer
Title: Secretary                       Title: President

                            SCHEDULE OF PORTFOLIOS
                               AGENCY AGREEMENT

                          Aggressive Equity Portfolio
                          Emerging Markets Portfolio
                        Diversified Research Portfolio
                          Small-Cap Equity Portfolio
                       International Large-Cap Portfolio
                           Bond and Income Portfolio
                               Equity Portfolio
                          I-Net Tollkeeper Portfolio
                           Multi-Strategy Portfolio
                            Equity Income Portfolio
                              Growth LT Portfolio
                          Strategic Value Portfolio*
                             Focused 30 Portfolio*
                            Mid-Cap Value Portfolio
                            Equity Index Portfolio
                           Small-Cap Index Portfolio
                                REIT Portfolio
                         International Value Portfolio
                            Managed Bond Portfolio
                        Government Securities Portfolio
                            Money Market Portfolio
                           High Yield Bond Portfolio
                           Large-Cap Value Portfolio



*Effective October 2, 2000